UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                             NASHUA CORPORATION
 -----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


 -----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
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       1)    Title of each class of securities to which transaction applies:
       2)    Aggregate number of securities to which transaction applies:
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             computed pursuant to Exchange Act Rule 0-11 (Set forth
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[ ]    Check box if any part of the fee is offset as provided by
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                             NASHUA CORPORATION

                             44 FRANKLIN STREET
                        NASHUA, NEW HAMPSHIRE 03064



                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 25, 2000



         Notice is hereby given that the Annual Meeting of Stockholders of Nashua Corporation will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 25, 2000 at 10:00 a.m., for the following purposes:

          1.   To elect a Board of Directors for the ensuing year.

          2. To consider and take action upon a proposal made by a stockholder to request the Board of Directors to redeem the Preferred Stock Purchase Rights issued in July of 1996 unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

          3. To ratify the appointment of Ernst & Young LLP as independent accountants for the year 2000.

          4. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 14, 2000, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.


                                            By order of the Board of Directors,

                                            PETER C. ANASTOS
                                            Vice President, General
                                            Counsel and Secretary

Nashua, New Hampshire
March ___, 2000


                           YOUR VOTE IS IMPORTANT

               WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
            PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
                                PROXY CARD.



                              PROXY STATEMENT

                             TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

VOTING SECURITIES

ELECTION OF DIRECTORS

     Nominees for Election as Directors
     Meetings and Committees of the Board of Directors
     Compensation of Directors

STOCK OWNERSHIP

     Security Ownership of Certain Beneficial Owners
     Security Ownership of Management
     Section 16(a) Beneficial Ownership Reporting Compliance

EXECUTIVE COMPENSATION

     Summary Compensation Table
     Stock Options
     Pension Plan - Estimated Pension Benefits
     Severance Agreements
     Leadership and Compensation Committee Report on Executive Compensation

STOCK PERFORMANCE GRAPH

STOCKHOLDER PROPOSAL TO REDEEM THE 1996 SHAREHOLDER RIGHTS PLAN

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

SUBMISSION OF STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

PARTICIPANTS IN THE SOLICITATION

OTHER MATTERS



                             NASHUA CORPORATION

                              PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nashua Corporation ("Nashua" or the "Company"), a Delaware corporation, whose principal executive offices are located at 44 Franklin Street, Nashua, New Hampshire 03064, for use at the Annual Meeting of Stockholders of Nashua to be held on April 25, 2000, and at any adjournment thereof. Each proxy executed and returned by a stockholder may be revoked by delivering written notice of such revocation to the Secretary of Nashua or by executing and delivering to the Secretary of Nashua a proxy bearing a later date at any time at or before the annual meeting except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authorization conferred by such proxy. This proxy statement is being mailed to stockholders on or about March ___, 2000.


                             VOTING SECURITIES

         The only outstanding class of voting securities of Nashua is its common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 14, 2000 are entitled to vote at the annual meeting and at any adjournment thereof. As of the close of business on such date, there were __________ shares of its common stock outstanding (excluding _____ shares held in Nashua's treasury). The holders of a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the annual meeting for purposes of determining the existence of a quorum.

         Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the annual meeting in person or by proxy is required to approve all matters to be acted upon at the annual meeting. The proxy holders will vote all proxies in accordance with the instructions contained in the proxy card and, if no choice is specified, the proxy holders will vote in favor of the proposal to elect directors, abstain from voting with respect to the stockholder proposal, will vote in favor of the ratification of the engagement of Ernst & Young LLP as the Company's independent accountants and use their discretion with respect to any other business properly brought before the annual meeting. The total number of votes cast "for" a proposal will determine whether a proposal is adopted.

         Abstentions are counted in determining the number of votes cast and while not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted for any purpose in determining whether a proposal has been approved. A broker non-vote occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. Under rules of the New York Stock Exchange, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for "non-discretionary" or "non-routine" proposals. The shareholder proposal is considered a "non-discretionary" matter under the rules of the New York Stock Exchange. Accordingly, broker non-votes will be excluded and considered not cast for purposes of determining whether the proposal has been approved.

                     NOMINEES FOR ELECTION AS DIRECTORS

         Pursuant to the bylaws of Nashua, the Board of Directors has fixed at seven the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

         Each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee. All of the nominees for directors are now directors of Nashua. Background information about the Board's nominees for election is set forth below.

                                   Director
          Name             Age      Since                   Business Experience
          ----             ---     --------                 -------------------
Sheldon A. Buckler           68      1994       Dr.  Buckler  has been  Chairman of the Board of Lord
                                                Corporation (technology based manufacturing company)
                                                since January 1, 2000. He also has been Chairman of the
                                                Board of the Massachusetts Eye and Ear Infirmary (a
                                                Harvard Medical School teaching hospital) since
                                                December 1996. Dr. Buckler was Chairman of the Board of
                                                Commonwealth Energy System (a supplier of energy
                                                products) from May 1995 through 1999. Dr. Buckler is a
                                                Director of Parlex Corporation and NSTAR Corporation.

Gerald G. Garbacz            63      1996       Mr.  Garbacz  has  been  Chairman  of  the  Board  of
                                                Nashua Corporation since June 14, 1996 and President
                                                and Chief Executive Officer since January 2, 1996. From
                                                1994 through 1995, Mr. Garbacz was a private investor.
                                                He was Chairman and Chief Executive Officer of Baker &
                                                Taylor Inc. (information distribution) from 1992 to
                                                1994. Mr. Garbacz is a Director of Hollingsworth & Vose
                                                Company.

Charles S. Hoppin            68      1979       Mr.  Hoppin has been  Senior  Counsel to the law firm
                                                of Davis Polk & Wardwell since January 1999. He was a
                                                partner of Davis Polk & Wardwell from prior to 1995
                                                through December 1998.

John M. Kucharski            64      1988       On  February  1,  1999,  Mr.  Kucharski   retired  as
                                                Chairman of the Board of EG&G, Inc. (technical and
                                                scientific products and services), a position which he
                                                had held from 1988. He was Chief Executive Officer of
                                                EG&G, Inc. from 1987 through 1998 and President from
                                                1986 until February 1998. Mr. Kucharski is a Director
                                                of New England Electric System and State Street Boston
                                                Corporation.

David C. Miller, Jr.         57      1996       Mr.  Miller has been  President  and Chief  Executive
                                                Officer of ParEx, Inc. (privately held investment
                                                company) since December 1994. From 1994 through 1995,
                                                Mr. Miller also served as President of Kennedy
                                                International Consulting, Inc. He is also Chairman and
                                                President, Special Operations Fund, and a Director of
                                                Georgetown University's Institute for the Study of
                                                Diplomacy.

Peter J. Murphy              51      1997       Mr.  Murphy  has  been  Chief  Executive  Officer  of
                                                Parlex Corporation (electrical components) since July
                                                1997, President since July 1995 and a Director since
                                                March 1994. He was Chief Operating Officer and
                                                Executive Vice President of Parlex Corporation from May
                                                1994 to July 1995. Prior to his employment with Parlex
                                                Corporation, Mr. Murphy was President of Teledyne
                                                Electro-Mechanisms, a manufacturer of flexible
                                                circuits.

James F. Orr III             57      1989       Mr. Orr retired as Chairman, Chief Executive
                                                Officer and President of UNUM Corporation (insurance)
                                                in November 1999. He had been Chairman since February
                                                1988, and Chief Executive Officer and President since
                                                September 1987.


         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1999, the Board of Directors held six regular meetings and four special meetings. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a director and (2) the total number of meetings held by all committees of the Board on which he served.

         Dr. Buckler, as Lead Director, acts as Chairman in the Chairman's absence, chairs the Governance Committee and spearheads all activities related to Chief Executive Officer performance and succession.

         The committees of the Board of Directors are the Audit/Finance and Investment Committee, the Leadership and Compensation Committee and the Governance Committee.

         The Audit/Finance and Investment Committee is charged to take measures to protect the assets of the Company. In doing so, the committee supervises the soundness of the Company's financial records and reporting and its relationship with its independent accountants and provides the Board, the independent accountants and the internal auditors with direct, non-management access to each other on a regular basis. The Audit/Finance and Investment Committee is also charged with responsibility for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Audit/Finance and Investment Committee held three meetings in 1999. The members of the Audit/Finance and Investment Committee are Messrs. Buckler, Hoppin, Kucharski (Chairman) and Murphy.

         The Leadership and Compensation Committee is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of and succession to key management positions and deciding on senior management compensation. The Leadership and Compensation Committee held one meeting in 1999. The members of the Leadership and Compensation Committee are Messrs. Kucharski, Miller, Murphy and Orr (Chairman).

         The Governance Committee is charged with responsibility for recommending to the entire Board the size and composition of the Board, policies regarding tenure and retirement of Directors, evaluation of Board and Director performance and recommendations for improvement, nomination of candidates for election to the Board, assignments to Board committees, and recommendations for improving governance processes of the Board. The Governance Committee held one meeting in 1999. The members of the Governance Committee are Messrs. Buckler (Chairman), Hoppin, Miller and Orr.


                         COMPENSATION OF DIRECTORS

         Non-employee members of the Board of Directors receive an annual retainer payable in shares of Nashua's common stock with a market value of $15,000 on the date of grant, effective as of the first day following their election to the Board. They also receive $1,000 in cash plus expenses for each Board meeting or Board committee meeting attended and each year are awarded options to purchase 1,000 shares of common stock having an exercise price equal to the fair market value of such shares on the date of award under the provisions of Nashua's 1996 Stock Incentive Plan. The Lead Director is compensated with an additional $7,500 annually in cash.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the beneficial owners of more than 5% of its common stock, as of March 3, 2000:

                                                                              Amount and             Percent of
                                                                          Nature of Beneficial      Common Stock
                  Name of Beneficial Owner                                   Ownership (1)          Outstanding
                  ------------------------                                --------------------      -------------
Gabelli Funds, LLC/GAMCO Investors, Inc./Gabelli
  International II Limited/Gabelli Advisers, Inc./
  Gabelli Group Capital Partners, Inc./Gabelli Asset
  Management Inc./Marc J. Gabelli/Mario J. Gabelli  . . . .                  1,055,899  (a)            18.0%
  One Corporate Center, Rye, NY  10580

Dimensional Fund Advisors Inc.  . . . . . . . . . . . . . . . . . .            479,800  (b)             8.2%
1299 Ocean Avenue, Santa Monica, CA  90401

The TCW Group, Inc./Robert Day . . . . . . . . . . . . . . . . .               434,900  (c)             7.4%
  865 South Figueroa Street, Los Angeles, CA 90017

Franklin Resources, Inc./Charles B. Johnson/Rupert H.                          429,200  (d)             7.3%
  Johnson, Jr./Franklin Advisory Services, LLC  . . . . . . . . .
  777 Mariners Island Boulevard, San Mateo, CA  94404

David L. Babson and Company Incorporated  . . . . . . . . . . .                382,200  (e)             6.5%
  One Memorial Drive, Cambridge, MA 02142-1300

Fleet Boston Corporation  . . . . . . . . . . . . . . . . . . . . . . . .      346,574  (f)             5.9%
  One Federal Street, Boston, MA 02110
-----------------

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 3, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(a) Information is based on a joint Schedule 13D (Amendment No. 21) dated March 3, 2000, furnished by such beneficial owners which are affiliated with one another. Gabelli Funds, LLC owns 278,000 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. owns 756,899 shares, for which it has sole voting power as to 753,399 shares and sole dispositive power. Gabelli International II Limited owns 15,000 shares for which it has sole voting power and sole dispositive power. Gabelli Advisers, Inc. owns 6,000 shares for which it has sole voting power and sole dispositive power.

(b) Information is based on Schedule 13G dated February 11, 2000, furnished by such beneficial owner. Dimensional Fund Advisors Inc. ("Dimensional") has sole voting and sole dispositive power with respect to such shares. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Nashua that are owned by the Funds. All securities reported are beneficially owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(c) Information is based on Schedule 13G (Amendment No. 4), dated February 11, 2000, furnished by such beneficial owners. The TCW Group, Inc. and Robert Day have shared voting and shared dispositive power with respect to such shares.

(d) Information is based on Schedule 13G (Amendment No. 2) dated January 26, 2000, furnished by such beneficial owners. Franklin Advisory Services, LLC has sole voting and sole dispositive power with respect to such shares.

(e) Information is based on Schedule 13G (Amendment No. 1) dated February 4, 2000, furnished by such beneficial owner. David L. Babson and Company Incorporated has sole voting and sole dispositive power with respect to such shares.

(f) Information is based on Schedule 13G dated February 14, 2000, furnished by such beneficial owner. Fleet Boston Corporation has sole voting power as to 198,400 shares, shared voting power as to 6,374 shares and sole dispositive power as to 340,200 shares.


                      SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by each director and nominee for director, the Named Executive Officers (as defined in "Compensation of Executive Officers") and by all directors and executive officers of Nashua as a group, as of March 3, 2000:

                                                       AMOUNT AND NATURE OF    PERCENT OF COMMON
              NAME                                    BENEFICIAL OWNERSHIP(1)   STOCK OUTSTANDING
              ----                                    -----------------------  ------------------

       Sheldon A. Buckler . . . . . . . . . . . . . . .    12,589 (2)                       *
       Gerald G. Garbacz . . . . . . . . . . . . . . .    281,612 (3)(10)                4.8%
       Charles S. Hoppin . . . . . . . . . . . . . . .     13,589 (2)                       *
       John J. Ireland . . . . . . . . . . . . . . . . . . 49,142 (4)(10)                   *
       John M. Kucharski . . . . . . . . . . . . . . .     14,089 (2)                       *
       Joseph R. Matson . . . . . . . . . . . . . . . .    33,580 (5)(10)                   *
       David C. Miller, Jr. . . . . . . . . . . . . . .     8,589 (2)(6)                    *
       Peter J. Murphy . . . . . . . . . . . . . . . . .    6,652 (2)                       *
       James F. Orr III . . . . . . . . . . . . . . . . .  15,589 (2)                       *
       John L. Patenaude . . . . . . . . . . . . . . . .   37,110 (7)(10)                   *
       Bruce T. Wright . . . . . . . . . . . . . . . . .   52,938 (8)(10)                   *
       Directors and Executive Officers
          as a group (12 persons) .. . . . . . . . . . .  505,541 (9)(10)(11)            8.6%
------------------

*Less than 1% of outstanding shares of common stock

(1) Information as to the interests of the respective nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 3, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes shares each non-employee director has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000 - Mr. Buckler, 5,000 shares; Mr. Hoppin, 7,000 shares; Mr. Kucharski, 7,000 shares; Mr. Miller, 4,000 shares; Mr. Murphy, 3,000 shares; and Mr. Orr, 7,000 shares.

(3) Includes 90,000 shares Mr. Garbacz has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 120,000 shares of performance based restricted stock, 60,000 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $19.00; and 60,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Also includes 25,000 shares of performance based restricted stock, 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Also includes 9,000 shares of restricted stock, 4,500 shares of which will vest on December 31, 2000 if Mr. Garbacz is an employee of the Company at such time and the remaining 4,500 shares of which will vest on December 31, 2001 if Mr. Garbacz is an employee of the Company at such time, provided that 100% will vest in the event of a change of control as defined in Mr. Garbacz's Change of Control and Severance Agreement dated June 24, 1998.

(4) Includes 33,500 shares Mr. Ireland has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 5,000 shares of performance based restricted stock, 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

(5) Includes 22,700 shares Mr. Matson has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $20.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $25.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited.

(6)  Includes 1,395 shares held by Mr. Miller's spouse.

(7) Includes 14,500 shares Mr. Patenaude has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

(8) Includes 50,000 shares Mr. Wright has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000.

(9) Includes 205,200 shares which the directors and executive officers of Nashua have the right to acquire through stock options which are exercisable within 60 days of March 3, 2000.

(10) Includes shares held in trust under the Company's Employees' Savings Plan under which each participating employee has voting power as to the shares in his account. As of March 3, 2000, 2,612 shares are held in trust for Mr. Garbacz's account; 642 shares are held in trust for Mr. Ireland's account; 1,610 shares are held in trust for Mr. Patenaude's account; 880 shares are held in trust for Mr. Matson's account; 2,238 shares are held in trust for Mr. Wright's account; and 5,744 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Garbacz participates in the Plan.

(11) Includes 219,000 shares of performance based restricted stock.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Such persons are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons during fiscal 1999 were timely made in accordance with the requirements of the Exchange Act.


                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation for the fiscal years ended December 31, 1999, 1998 and 1997 for the Company's Chief Executive Officer and four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1999 (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                    Annual Compensation     Compensation Awards
                                                                  -------------------     -------------------
                                                                      Performance            Securities
                                                                    Based Restricted         Underlying          All Other
Name and Principal Position      Year     Salary ($)  Bonus ($)    Stock Awards($) (1)       Options (#)      Compensation ($) (2)
---------------------------      ----     ----------  ---------    -------------------      ------------      --------------------

Gerald G. Garbacz  . . . . .     1999     350,000         --            69,750  (3)             60,000            10,956
 Chairman, President             1998     384,596         --           400,000  (4)                 --            20,342
 and Chief Executive Officer     1997     410,000         --                --                  90,000            16,262


John J. Ireland .. . . . . .     1999     230,307     75,738                --                  25,000             4,941
 Vice President                  1998     199,154    144,520           223,750  (5)(6)              --             5,290
 Specialty Coated Products       1997     190,000     38,000                --                  15,000             4,260
 Division


John L. Patenaude (7) . . . .    1999    165,000  20,328                    --                  25,000             4,685
 Vice President-Finance and      1998     156,058     38,426  (8)      326,250  (6)(9)              --             4,393
 Chief Financial Officer


Joseph R. Matson . . . . . .     1999     150,000      9,600                --                  10,000             5,648
Vice President,                  1998     151,038      7,250                --                   5,000             6,211
Corporate Controller             1997     145,000         --           139,375  (10)             7,000             4,962


Bruce T. Wright (11) . . . .     1999     140,000     13,440                --                  20,000 (12)        4,642
Vice President -                 1998     155,204      7,915                --                  10,000             5,567
Human Resources                  1997     165,000         --           209,063  (12)            25,000             4,517
-----------------------------

(1) Market value of performance based restricted shares on the date of grant. As of December 31, 1999, the market value (based on the closing price on the New York Stock Exchange of Nashua's common stock on such date -($7.50)) and number of performance based restricted shares were:
     Mr. Garbacz - $1,087,500 (145,000 shares, excluding 9,000 shares granted on February 25, 2000) ; Mr. Ireland - $112,500 (15,000 shares); Mr. Patenaude - $150,000 (20,000 shares); Mr. Matson - $75,000 (10,000 shares); and Mr. Wright - $300,000 (40,000 shares).

(2) The amounts listed consist of Company contributions to the Employees' Savings Plan, life insurance income and cash payments in lieu of medical benefits. In 1999, these amounts were:

     (a) as to the Employees' Savings Plan - Mr. Garbacz, $5,000; Mr. Ireland, $3,904; Mr. Patenaude, $3,492; Mr. Matson, $4,583; and Mr. Wright, $4,032.

     (b) as to life insurance income - Mr. Garbacz, $5,176; Mr. Ireland, $1,037; Mr. Patenaude, $1,193; Mr. Matson, $1,065; and Mr.
          Wright, $610.

     (c) as to cash payments in lieu of medical benefits - Mr. Garbacz, $780.

(3) Consists of 9,000 shares of restricted stock (granted on February 25, 2000 when the price of Nashua shares was $7.75), 4,500 shares of which will vest on December 31, 2000 if Mr. Garbacz is an employee of the Company at such time and the remaining 4,500 shares of which will vest on December 31, 2001 if Mr. Garbacz is an employee of the Company at such time, provided that 100% will vest in the event of a change of control as defined in Mr. Garbacz's Change of Control and Severance Agreement dated June 24, 1998. Dividends, if any, will accumulate on such restricted stock and be paid when and if the underlying shares vest.

(4) Consists of 25,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 12,500 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(5) Consists of 5,000 shares of performance based restricted stock (granted when the price of Nashua shares was $12.75), 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(6) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(7)  Mr. Patenaude became an executive officer of the Company in May 1998.

(8) Includes market value of performance based restricted stock as of the date the performance target was met and such stock was acquired.

(9) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.625), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(10) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $13.9375), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $20.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $25.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(11) Mr. Wright left the Company on January 28, 2000.

(12) As a result of Mr. Wright's resignation, these options were forfeited and the shares of restricted stock representing the amount shown were forfeited.


STOCK OPTIONS

         The following table sets forth certain information as to options granted during 1999 to the Named Executive Officers. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads", on a pretax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. To put this data into perspective, the resulting Nashua stock prices for a grant expiring on 12/17/2009 would be $10.79 at a 5% rate of appreciation and $17.18 at a 10% rate of appreciation.


               OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1999

                          Number
                       of Securities                                                                 Potential Realizable Value
                         Underlying                                                                     at Assumed Annual Rates
                          Options      Percent of Total Options      Exercise or                    of Stock Price Appreciation
                          Granted        Granted to Employees        Base Price   Expiration              for Option Term
          Name             (#)(1)           in  1999                 ($/Share)       Date            5% ($)         10% ($)
          ----         ------------    ------------------------     ------------  ----------         ------         -------

Gerald G. Garbacz         60,000              22.3                      6.625       12/17/2009      249,986      633,513
John J. Ireland           25,000               9.3                      6.625       12/17/2009      104,161      263,964
John L. Patenaude         25,000               9.3                      6.625       12/17/2009      104,161      263,964
Joseph R. Matson          10,000               3.7                      6.625       12/17/2009       41,664      105,585
Bruce T. Wright           20,000 (2)           7.4                      6.625       12/17/2009       83,329      211,171
-----------------

(1)    50% of these options become exercisable on 12/17/2000; 50% become exercisable on 12/17/2001.
(2)    As a result of Mr. Wright's resignation on January 28, 2000, these options were forfeited.


         The following table sets forth information regarding stock options held at the end of fiscal 1999 by the Named Executive Officers:


                  AGGREGATED OPTION EXERCISES IN 1999 AND
                       FISCAL YEAR-END OPTION VALUES

                                Number of Securities        Value ($) of Unexercised,
                              Underlying Unexercised        In-The-Money, Options at
                             Options at Fiscal Year-End        Fiscal Year End(2)
                             --------------------------     ---------------------------
    Name (1)                 Exercisable  Unexercisable     Exercisable   Unexercisable
    --------                 -----------  -------------     -----------   -------------
Gerald G. Garbacz . . . . .. . . .90,000     60,000              0         52,500

John J. Ireland . . . . . .. . . .33,500     25,000              0         21,875

John L. Patenaude  . . . .  . . . 14,500     25,000              0         21,875

Joseph R. Matson . . . . .  . . . 24,400     10,000              0          8,750

Bruce T. Wright . . . . . .. . . .50,000     20,000 (3)          0         17,500

------------------

(1)  No options were exercised during 1999 by any of the Named Executive
     Officers.

(2) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on December 31, 1999 ($7.50) and the exercise price of the options, multiplied by the number of shares subject to such options.

(3) As a result of Mr. Wright's resignation on January 28, 2000, these options were forfeited.


PENSION PLAN

         The following table shows the estimated annual benefits payable upon retirement under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan"), which includes the Named Executive
Officers:

                         ESTIMATED PENSION BENEFITS

  AVERAGE ANNUAL
COMPENSATION FROM                                 Years of Service
 JANUARY  1, 1994       --------------------------------------------------------------
  TO RETIREMENT                                                              25 or
                         5 years       10 years    15 years    20 years    more years
------------------      --------       --------    --------    --------    -----------
     $125,000           $ 11,930      $ 23,859     $ 35,789     $ 47,718    $ 56,648
      250,000             25,670        51,359       77,039      102,718     128,398
      375,000             39,430        78,859      118,289      157,718     197,148
      500,000             53,180       106,359      159,539      212,718     265,898
      625,000             66,930       137,859      200,789      267,718     334,648
      750,000             80,680       161,359      242,039      322,718     403,398
      875,000             94,430       188,859      263,289      377,718     472,148
     1,000,000           108,180       216,359      324,539      432,718     540,898


         Compensation covered by the Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Company's Employees' Savings Plan. As of December 31, 1999, the Named Executive Officers had the following years of service credited under the Retirement Plan: Mr. Garbacz, 3 years; Mr. Ireland, 4.5 years; Mr. Patenaude, 7 years; Mr. Matson, 14 years; and Mr. Wright, 4 years.

         The estimated annual benefits shown above are subject to an offset for 50% of a participant's primary Social Security benefit. Benefits as shown above, minus the 50% offset for Social Security benefit, are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Payments are further reduced for participants who began their credited service before age 40 and terminate employment with Nashua before reaching age 55.

         The Employee Retirement Income Security Act of 1974 places limitations on pensions which may be paid under plans qualified under the Internal Revenue Code. Amounts exceeding such limitations may be paid outside of qualified plans. Nashua has a Supplemental Unfunded Excess Retirement Benefit Plan providing for the payment of such amounts to certain of its employees, including Messrs. Garbacz, Ireland, Patenaude, Matson and Wright.


SEVERANCE AGREEMENTS

         The Company has entered into severance agreements with Messrs. Garbacz, Ireland, Patenaude and Matson in order to ensure their continued service to Nashua in the event of a change in control of Nashua. Such severance agreements provide that upon termination of employment under certain circumstances within three years after a change in control of Nashua, the employee would receive severance pay equal to three times the sum of his annual salary and bonus. In addition, each employee can terminate his employment after a change in control of Nashua and receive such severance pay if he determines in good faith that any assignment of duties is inconsistent with his duties prior to a change of control or certain action by the Company results in a diminution in position, duties, authority or responsibilities. If the employment of any of such employees is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executive would receive one year's salary. In addition, the agreements provide for the continuation for specified periods of certain other benefits upon severance. The Company had entered into a similar severance agreement with Mr. Wright, who resigned as an employee of the Company on January 28, 2000.


THE LEADERSHIP AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of key managers and succession to their positions and deciding on senior management compensation. The Committee administers the Company's Management Incentive Plan and the Company's stock option and stock incentive plans. Each year the Committee reviews the performance of the Chief Executive Officer against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of other executive officers including the Named Executive Officers and makes decisions regarding the above plans.

         The Committee's compensation policies applicable to the Company's executive officers during 1999 are set forth below:

              The Committee believes that base salaries should be at competitive levels so as to attract and retain well qualified executives. With respect to the Chief Executive Officer's salary, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, each Committee member's own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation. The Committee also further tied his overall compensation heavily to stock performance by awarding him options to purchase an additional 60,000 shares of stock and by awarding him 9,000 shares of restricted stock. The base salaries for the four Vice Presidents listed in the Summary Compensation Table are competitive with the base salaries for similar positions included in the survey data.

              The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company's Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, segment, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 1999 were based on the Company's pretax operating income budget, total Company revenues and personal performance objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit's pretax operating income budget, total Company revenues and personal performance objectives.

              The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. The Committee's policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes.

         The Committee has not adopted a policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance-based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 2000 will be below the compensation limitation.

                                         Leadership and Compensation Committee
                                               James F. Orr  III, Chairman
                                               John M. Kucharski
                                               David C. Miller, Jr.
                                               Peter J. Murphy



                          STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1994 and ending December 31, 1999. A peer group comparison is used because, offering a diverse mix of products and services, the Company did not believe that a single industry or line-of-business index provided an adequate measure for comparison to the Company as a whole.

         The Company's products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners, developers and remanufactured laser printer cartridges. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers - the S&P Paper and Forest Products Index, and for toners, developers and remanufactured laser printer cartridges - the S&P Office Equipment & Supplies Index. The Company then weighted the two indices in proportion to the 1999 revenues of Nashua's products and services represented by the respective indices.


        EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                12/31/94     12/31/95     12/31/96     12/31/97      12/31/98     12/31/99
       Nashua Corporation        100.00        68.51        60.34        58.45        66.93         37.71
       S&P 500                   100.00       137.58       169.17       225.60       290.08        351.11
       Composite Peer Group      100.00       120.52       140.57       177.09       216.92        218.70



         STOCKHOLDER PROPOSAL TO URGE THE BOARD OF DIRECTORS OF THE
             COMPANY TO REDEEM ITS 1996 SHAREHOLDER RIGHTS PLAN

         GAMCO Investors, Inc. ("GAMCO"), One Corporate Center, Rye, New York 10580-1434, which is the owner of record of 777,099 shares of common stock (approximately 13.3% of the outstanding shares of common stock), has given notice that it intends to present the following resolution at the 2000 Annual Meeting of Stockholders. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

STOCKHOLDER PROPOSAL

         RESOLVED:          That the shareholders of Nashua Corporation
                            (the "Company") hereby request the Board of Directors to redeem the Preferred Stock
                            Purchase Rights issued in July of 1996, unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

SUPPORTING STATEMENT OF STOCKHOLDER

         On July 19, 1996, the Board of Directors adopted a shareholder rights plan, which declared a dividend distribution of one stock purchase right ("right" or "rights") for each outstanding share of common stock. These rights are a type of corporate anti-takeover device, commonly known as a "poison pill."

         Under the rights plan, as amended, the rights are exercisable when a person or group acquires a beneficial interest in 20% of the common stock of the Company, or announces a tender or exchange offer that would result in such person or group owning 20% or more of the Company's common stock. The result of the issuance of the rights is to vastly increase the cost to a potential bidder of effecting any merger or tender offer that is not approved by the Board of Directors. The Company may redeem the rights for $.01 per right.

         A proposal to redeem the rights was submitted by GAMCO Investors, Inc. and included in the Company's proxy statement for its 1998 annual meeting. A majority of the shareholders voting at the 1998 meeting voted in favor of the proposal. However, the Company declined to follow the express wishes of the shareholders. Instead, in response to the shareholder vote, the Board of Directors merely increased the threshold at which the rights become exercisable from 10% to 20%.

         The Company's poison pill is particularly unjustified in light of the long-standing inability of management to bring the value of the Company to the surface. The performance graph on page 10 of the Company's 1998 proxy statement vividly displays that since 1993 the Company has substantially underperformed the S&P 500 Index as well as its composite peer group. However, the poison pill, which was unilaterally adopted by the Board of Directors, serves to entrench existing management.

         We believe the shareholders are entitled to decide on what is a fair price for their holdings. However, as a consequence of the poison pill, potential bidders for the Company's stock are forced to negotiate with management, and are effectively precluded from taking their offer directly to the shareholders.

         In the face of significant and continuing declines in the Company's stock price over the past six years, the Board, in an effort to improve shareholder value, should redeem the rights or put their continuance to a shareholder vote as soon as practical.

         We urge shareholders to vote for this resolution.


COMPANY'S STATEMENT IN RESPONSE TO THE PROPOSAL

         The Board makes no recommendation with respect to the adoption of this proposal.

         The affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for approval of this proposal. Because this proposal is considered a "non-discretionary" vote under the New York Stock Exchange rules, broker non-votes will be excluded and considered not cast for purposes in determining whether this proposal has been approved. Approval would not, however, require that the requested action be taken since the proposal is precatory. Nevertheless, the Company's Board of Directors intends to redeem the rights outstanding under the Nashua Corporation Shareholder Rights Plan if this proposal is approved by the stockholders at this annual meeting. Unless otherwise indicated, the persons named on the proxy will abstain from voting on this proposal.





            RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         On March 13, 2000, with the approval of the Audit/Finance and Investment Committee and the concurrence of the Board of Directors, the Company engaged Ernst & Young LLP as its independent auditors for the year 2000. On March 10, 2000, PricewaterhouseCoopers LLP had informed the Company that they did not intend to stand for reappointment as the Company's independent public accountants for the year 2000. Prior to the engagement of Ernst & Young LLP, PricewaterhouseCoopers LLP had served as the independent auditors of the Company since on or about 1960. Prior to the engagement there were no consultations between Ernst & Young LLP and the Company regarding the treatment of accounting, auditing or financial reporting issues. PricewaterhouseCoopers LLP performed audits of the Company's financial statements for the years ended December 31, 1998 and 1999, and issued audit reports dated February 5, 1999 for fiscal year 1998, and dated February 18, 2000 for fiscal year 1999, which contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and PricewaterhouseCoopers LLP in connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1998 and 1999, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in its report on the Company's financial statements for any such periods. PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements.

         Although stockholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Representatives of the Company's former independent auditors, PricewaterhouseCoopers LLP, are not expected to be present at the Annual Meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 2000.


         SUBMISSION OF STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

         Any stockholder proposal which is to be included in the proxy materials for the 2001 annual meeting must be received by Nashua on or before November __, 2000. Such proposals should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary.


                      PARTICIPANTS IN THE SOLICITATION

         Under applicable regulations of the SEC, each member of the Board of Directors, executive officers of the Company and certain other employees of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the Board of Directors and Named Executive Officers of the Company of the Company's securities is provided in this Proxy Statement and the present ownership of the Company's securities by other participants is listed in Appendix A.


                               OTHER MATTERS

         The Board of Directors does not presently know of any other matters to be presented to the annual meeting, except that Nashua has received a letter from a stockholder purporting to nominate himself and three other persons for election to the Board of Directors at the 2000 annual meeting. When and if proxies are solicited for the election of such persons, Nashua intends to vigorously oppose their election and to support the re-election of all present members of the Board of Directors. If any other matters are properly brought before the annual meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

         The cost of solicitation of proxies will be borne by Nashua. In addition to the use of the mails, proxies may be solicited by officers and regular employees of Nashua, without extra compensation, by telephone or by other means of communication. Nashua will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to beneficial owners of common stock.

         Nashua has also retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies by personal interview, or by telephone or by other means of communication. Nashua anticipates that the cost of such service will not exceed $15,000.

         Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 1999 without exhibits. Requests for such report should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary. Exhibits to such Form 10-K will be provided upon request and payment of an appropriate processing fee.


                                                PETER C. ANASTOS
                                                Vice President, General
                                                Counsel and Secretary

Nashua, New Hampshire
March ___, 2000




                                                                    APPENDIX A


              INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE
     OFFICERS AND CERTAIN OTHER EMPLOYEES OF THE COMPANY WHO MAY ALSO
                              SOLICIT PROXIES


     The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which their employment is carried on, of the directors, executive officers and certain other employees of the Company ("Participants") who may also solicit proxies from shareholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is Nashua Corporation, 44 Franklin Street, Nashua, New Hampshire 03064.


DIRECTORS

     The principal occupations of the Company's directors who are deemed Participants in the solicitation are set forth on pages ___ to ___ of this proxy statement. The principal business address of Mr. Garbacz is that of the Company. The name, business and address of the other director-Participants' organization of employment are as follows:

             Name                                  Address
             ----                                  -------

         Sheldon A. Buckler                200 Dudley Road
                                           Newton Centre, MA  02459-2858

         Charles S. Hoppin                 Davis Polk & Wardwell
                                           450 Lexington Avenue
                                           New York, NY  10017

         John M. Kucharski                 38 Decatur Lane
                                           Wayland, MA  01778

         David C. Miller, Jr.              ParEx, Inc.
                                           1215 19th Street, N.W.
                                           Washington, DC  20036

         Peter J. Murphy                   Parlex Corporation
                                           145 Milk Street
                                           Methuen, MA  01844-4699

         James F. Orr III                  74 Waites Landing
                                           Falmouth, ME  04105


EXECUTIVE OFFICERS AND CERTAIN OTHER EMPLOYEES

     The principal occupation of the Company's executive officers and certain other employees who are deemed participants in the solicitation of proxies are set forth below. Except as otherwise specified below, the principal business address of each of such persons is that of the Company.

           John L. Patenaude         Vice President - Finance and Chief Financial Officer
           Peter C. Anastos          Vice President, General Counsel and Secretary
           Joseph R. Matson          Vice President, Corporate Controller
           John J. Ireland           Vice President, Specialty Coated Products Division
                                        59 Daniel Webster Highway, Merrimack, NH 03054
           Donna J. DiGiovine        Vice President, Toner and Developer Products
           Edwin A. Hagstrom         General Manager, Label Products Division
                                         3838 South 108th Street, Omaha, NE  68144-4951



INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

     None of the Participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by directors and the Named Executive Officers is set forth on pages ___ to __ of this Proxy Statement. The number of shares of Common Stock held by the other Participants is set forth below. The information includes shares that may be acquired through stock options which are exercisable within 60 days of March 3, 2000:

                      Name                        Share Ownership
                      ----                        ---------------
               Peter C. Anastos                       26,000
               Donna J. DiGiovine                      7,000
               Edwin A. Hagstrom                       7,500


INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales of the Company's securities by the Participants listed below during the past two years.


                                                            # of Shares of
                                                             Common Stock
                                                Date       Purchased or (Sold)
                                                ----       -------------------

               Sheldon A. Buckler             4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99           1,000  (2)

               Gerald G. Garbacz              8/10/98           2,000  (4)
                                              8/12/98           2,000  (4)
                                              8/21/98           2,000  (4)
                                              8/26/98           1,500  (4)
                                              12/15/98         25,000  (5)
                                              2/16/99           5,000  (4)
                                              4/27/99           5,000  (4)
                                              12/17/99         60,000  (2)
                                              2/25/2000         9,000  (5)

               Charles S. Hoppin              4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99           1,000  (2)

               John M. Kucharski              4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99           1,000  (2)

               David C. Miller, Jr.           4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99         (1,395)  (3)
                                              4/30/99           1,000  (2)

               Peter J. Murphy                4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99           1,000  (2)

               James F. Orr III               4/24/98             967  (1)
                                              4/24/98           1,000  (2)
                                              4/30/99           1,395  (1)
                                              4/30/99           1,000  (2)


               John J. Ireland                2/25/98           5,000  (5)
                                              12/15/98         10,000  (5)
                                              12/17/99         25,000  (2)

               John L. Patenaude              12/15/98         10,000  (5)
                                              12/17/99         25,000  (2)


               Joseph R. Matson               5/7/98            3,000  (6)
                                              5/7/98            3,000  (7)
                                              12/15/98          5,000  (2)
                                              12/17/99         10,000  (2)

               Peter C. Anastos               12/15/98         10,000  (5)
                                              12/17/99         25,000  (2)

               Donna J. DiGiovine             8/26/98           1,500  (5)
                                              12/15/98          2,000  (2)
                                              4/13/99           5,000  (2)
                                              6/30/99           2,500  (2)
                                              12/17/99         15,000  (2)

               Edwin A. Hagstrom              12/15/98          1,000  (2)
                                              6/30/99           4,000  (2)
                                              12/17/99         15,000  (2)
--------------------

(1)    Acquisition of Shares via Director Compensation
(2)    Stock Option Grant
(3)    Gift to Spouse
(4)    Open Market Purchase
(5)    Performance Restricted Stock Award
(6)    Stock Option Exercise
(7)    Open Market Sale


MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

       Except as described in this Appendix A or in the Proxy Statement, to the knowledge of the Company, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Appendix A or in the Proxy Statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since February 1, 2000, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had, or will have, a direct or indirect material interest.

       Except for the employment agreements described in the Proxy Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the Proxy Statement, to the knowledge of the Company, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate within the past year with any person with respect to the Company's Common Stock.






NASHUA CORPORATION

c/o EquiServe
P.O. Box 8040
Boston, MA  02266-8040


Nashua Stockholders:

The Annual Meeting of Stockholders of Nashua Corporation will be held at 10:00 a.m. on Tuesday, April 25, 2000, at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire.

The Proxies will vote your shares in accordance with your directions on this proxy card. If you sign and return the proxy card and do not indicate your choices, the Proxies will vote your shares in accordance with the directors' recommendations.

Please fill in the boxes to indicate how your shares should be voted, sign and date the proxy card and return it as soon as possible in the enclosed postpaid envelope. If you do not sign and return the proxy card, the Proxies cannot vote your shares at the Annual Meeting.

                                           Peter C. Anastos
                                           Vice President, General
                                           Counsel and Secretary


                                DETACH HERE

|X|    Please mark votes as in this example.

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

The Board of Directors                The Board of Directors makes no
recommends a vote FOR Proposal 1.     recommendation with respect to
                                      Proposal 2.

1.  Election of Directors.
    Nominees:  Sheldon A. Buckler,    2.  Approval of Stockholder Proposal
               Gerald G. Garbacz,
               Charles S. Hoppin,           For     Against     Abstain
               John M. Kucharski,
               David C. Miller, Jr.,        |_|       |_|         |_|
               Peter J. Murphy,
               James F. Orr III

                       Withheld From  The Board of Directors recommends
   For All Nominees    All Nominees   a vote FOR Proposal 3.
        |_|                 |_|

   |_| ____________________________   3.  Ratification of Independent
       For all nominees except            Accountants
       as noted above
                                            For     Against     Abstain

                                            |_|       |_|         |_|


             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|

              PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY
              IN THE ENCLOSED POST PAID RETURN ENVELOPE.


Signature: _____________  Date: ________   Signature: __________  Date: _______






                                DETACH HERE



                                   PROXY

                             NASHUA CORPORATION

         PROXY for Annual Meeting of Stockholders - April 25, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) PETER C. ANASTOS, JOSEPH R. MATSON and JOHN L. PATENAUDE and each of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 25, 2000 at 10:00 a.m., or any adjournment thereof, upon or in respect of all shares of stock of Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March __, 2000, receipt of which is hereby acknowledged.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS IN PROPOSAL 3 AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1, A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS IN PROPOSAL 3 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


SEE REVERSE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                            SIDE